UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15451 (Commission File Number)	58-2480149 (IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 5, 2011, we held our annual meeting of shareowners. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The following matters were submitted to a vote of the shareowners.
Election of Directors:
Votes regarding the election of eleven directors for a term expiring in 2011 were as follows:

				Broker
Election of Directors:	For	Against	Abstentions	Non-Votes
F. Duane Ackerman	2,036,460,405	95,196,450	38,388,946	115,062,443
Michael J. Burns	2,085,471,938	46,960,923	37,612,940	115,062,443
D. Scott Davis	2,071,382,816	68,934,729	29,728,256	115,062,443
Stuart E. Eizenstat	2,064,895,733	65,572,150	39,577,918	115,062,443
Michael L. Eskew	2,092,582,060	51,692,513	25,771,228	115,062,443
William R. Johnson	2,078,103,285	52,915,778	39,026,738	115,062,443
Ann M. Livermore	2,077,900,614	57,774,117	34,371,070	115,062,443
Rudy H.P. Markham	2,046,198,680	84,334,411	39,512,710	115,062,443
Clark T. Randt, Jr.	2,080,044,320	51,334,881	38,666,600	115,062,443
John W. Thompson	2,066,672,165	64,794,842	38,578,794	115,062,443
Carol B. Tomé	2,083,936,879	50,656,049	35,452,873	115,062,443
Under our Bylaws, each of the directors was elected, having received more votes “for” than “against.”
Say on Pay:
Votes on a proposal to approve, on an advisory basis, executive compensation were as follows:

				Broker
	For	Against	Abstentions	Non-Votes
Approve, on an advisory basis, executive compensation	1,971,030,227	144,296,936	54,718,638	115,062,443
Say When on Pay:
Votes on a proposal to indicate, on an advisory basis, the frequency of future advisory votes on executive compensation were as follows:

					Broker
	One Year	Two Years	Three Years	Abstentions	Non-Votes
Advisory vote on the frequency of future votes on executive compensation	530,339,206	93,717,875	1,489,632,711	56,356,009	115,062,443
On May 5, 2011, following the annual meeting, our board of directors determined that future advisory votes on executive compensation will be held every three years.
Ratification of Accountants:
Votes regarding the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2011 were as follows:

	For	Against	Abstentions
Ratify the appointment of Deloitte & Touche LLP	2,212,951,525	44,344,353	27,812,366

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: May 10, 2011	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President and Chief Financial Officer